Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-147834) of British Telecommunications plc of our report dated May 15, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in British Telecommunications plc’s Annual Report and Form 20-F for the year ended March 31, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, United Kingdom
May 27, 2009